Exhibit 99.1

SUPPLEMENTA L UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This discussion is a supplement to, and is intended to be read together with, the discussion under the heading “United States Federal Income Tax Considerations” included in our Registration Statement on Form S-3 (File No. 333-202389), which we refer to as the Registration Statement. This summary is for general information only and is not tax advice.

The following discussion should replace, in its entirety, the discussion in the ninth bullet point under the heading “United States Federal Income Tax Considerations—Taxation of Our Company—General” in the Registration Statement.

If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is less than the fair market value of the asset, in each case determined at the time we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the necessary parties make or refrain from making the appropriate elections under the applicable Treasury Regulations then in effect. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.

The following discussion should replace, in its entirety, the discussion in the tenth bullet point under the heading “United States Federal Income Tax Considerations—Taxation of Our Company—General” in the Registration Statement.

We will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest,” or (for years beginning after December 31, 2015) “redetermined TRS service income.” See “—Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a “taxable REIT subsidiary” of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

The following discussion should replace, in its entirety, the discussion in the fourth paragraph under the heading “United States Federal Income Tax Considerations—Taxation of Our Company—Income Tests” in the Registration Statement.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. The term “hedging transaction,” generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test and (B) for taxable years beginning after December 31, 2015, new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such a hedging transaction is entered into on or after January 1, 2005, and will not constitute gross income and thus will be exempt from the 75% gross income test to the extent such hedging transaction is entered into after July 30, 2008. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into on or prior to July 30, 2008 will be treated as nonqualifying income for purposes of the 75% gross income test. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into prior to January 1, 2005 will be qualifying income for purposes of the 95% gross income test. To the extent that we do not properly identify such transactions as hedges, we hedge other risks or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

The following discussion should replace, in its entirety, the discussion in the first paragraph under the heading “United States Federal Income Tax Considerations—Taxation of Our Company—Penalty Tax” in the Registration Statement.

Any redetermined rents, redetermined deductions, excess interest or (for taxable years beginning after December 31, 2015) redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our taxable REIT subsidiaries, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

The following discussion should replace, in its entirety, the discussion in the first through sixth paragraphs under the heading “United States Federal Income Tax Considerations—Taxation of Our Company—Asset Tests” in the Registration Statement.

At the close of each calendar quarter of our taxable year, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date the we receive such proceeds. For taxable years beginning after December 31, 2015, the term “real estate assets” also includes debt instruments of publicly offered REITs, personal property securing a mortgage secured by both real property and personal property in the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

Second, not more than 25% of the value of our total assets may be represented by securities, other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for investments in other REITs, and our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest is be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, not more than 25% (20% for taxable years ending on or before December 31, 2008 and for taxable years beginning after December 31, 2017) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

We have numerous direct and indirect wholly-owned subsidiaries. As set forth above, the ownership of more than 10% of the total vote or value of the outstanding securities of any one issuer by a REIT is prohibited unless such subsidiary is a taxable REIT subsidiary or a REIT or, in the case of the 10% value test, the securities qualify as “straight debt” securities. However, if our subsidiaries are “qualified REIT subsidiaries” as defined in the Code, those subsidiaries will not be treated as separate corporations for federal income tax purposes. Thus, our ownership of stock of a “qualified REIT subsidiary” will not cause us to fail the asset tests.

We hold an interest in a number of taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. We believe that the value of the securities of all our taxable REIT subsidiaries did not and will not exceed more than 25% of the aggregate value of our gross assets (20% for taxable years beginning between January 1, 2001 and January 1, 2009 and for taxable years beginning after December 31, 2017). No independent appraisals have been obtained to support these conclusions, and there can be no assurance that the IRS will not disagree with our determinations of value of such assets.

Fifth, for taxable years beginning after December 31, 2015, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets effective for taxable years beginning after December 31, 2015, as described above.

The following discussion should replace, in its entirety, the discussion in the third and fourth paragraphs under the heading “United States Federal Income Tax Considerations—Taxation of Our Company—Annual Distribution Requirements” in the Registration Statement.

Also, our “REIT taxable income” will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined at the time we acquired the asset, within the five-year period following our acquisition of such asset, as described above under “—General.”

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve-month period following the close of such year. These distributions generally are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential limitation will not apply to distributions made in our taxable years beginning after December 31, 2014, provided we qualify as a “publicly offered REIT.” We believe that we are, and expect we will continue to be, a “publicly offered REIT.” To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.

The following discussion should be added after the last paragraph in the discussion under the heading “United States Federal Income Tax Considerations—Taxation of Our Company—Tax Aspects of the Subsidiary Partnerships and Limited Liability Companies” in the Registration Statement.

Partnership Audit Rules.  The recently enacted Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the U.S. Treasury. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our common stock.

The following discussion should replace, in its entirety, the discussion under the heading “United States Federal Income Tax Considerations—Taxation of Taxable United States Holders Generally—Capital Gain Dividends” in the Registration Statement.

Dividends that we properly designate as capital gain dividends will be taxable to our taxable United States holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and, for taxable years beginning after December 31, 2015, may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. United States holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our common stock and each class of our preferred stock in proportion to the amount that our total dividends, as determined for United States federal income tax purposes, paid or made available to the holders of each such class of stock for the year bears to the total dividends, as determined for United States federal income tax purposes, paid or made available to holders of all classes of our stock for the year.

The following discussion should replace, in its entirety, the discussion in the second paragraph under the heading “United States Federal Income Tax Considerations—Taxation of Non-United States Holders—Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests” in the Registration Statement.

Pursuant to the Foreign Investment in Real Property Tax Act, or FIRPTA, distributions to a non-United States holder that are attributable to gain from our sale or exchange of USRPIs, whether or not designated as capital gain dividends, will cause the non- United States holder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-United States holders would generally be taxed at the same rates applicable to United States holders, subject to any applicable alternative minimum tax, and any non-United States holder that is a non-United States corporation may also be subject to a branch profits tax of up to 30%, as discussed above. We also will be required to withhold and to remit to the IRS 35% (or 20% to the extent provided in Treasury Regulations) of any distribution to a non-United States holder to the extent attributable to gain from sales or exchanges by us of USRPIs. The amount withheld is creditable against the non-United States holder’s United States federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded” on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-United States holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated in the same manner as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-United States publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds: are exempt from FIRPTA. Non-United States holders should consult their tax advisors regarding the application of these rules.

The following discussion should replace, in its entirety, the discussion in the first paragraph under the heading “United States Federal Income Tax Considerations—Taxation of Non-United States Holders—Sale of Our Capital Stock” in the Registration Statement.

Gain recognized by a non-United States holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to United States federal income taxation unless such stock constitutes a United States real property interest within the meaning of FIRPTA. Our capital stock will not constitute a United States real property interest so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-United States holders, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5 percent of a class of stock that is “regularly traded” is treated as a United States person unless the REIT has actual knowledge that such person is not a United State person. We believe, but cannot guarantee, that we have been a domestically-controlled qualified investment entity. In addition, because our capital stock is publicly traded, no assurance can be given that we will continue to be a domestically-controlled qualified investment entity.

The following discussion should replace, in its entirety, the discussion in the third and fourth paragraphs under the heading “United States Federal Income Tax Considerations—Taxation of Non-United States Holders—Sale of Our Capital Stock” in the Registration Statement.

Even if we do not qualify as a “domestically-controlled qualified investment entity” at the time a non-United States holder sells or exchanges our capital stock, gain arising from such a sale or other taxable disposition by a non-United States holder of such stock would not be subject to United States taxation under FIRPTA as a sale of a USRPI if:

(1) our capital stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market such as the New York Stock Exchange; and

(2) such non-United States holder owned, actually and constructively, 10% or less of our capital stock throughout the applicable testing period.

In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. An actual or deemed disposition of our capital stock by such shareholders may also be treated as a dividend. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-United States holders should consult their tax advisors regarding the application of these rules.

If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-United States holder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable United States holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of such stock were not “regularly traded” on an established securities market, the purchaser of such stock would be required to withhold and remit to the IRS 10% (15% for dispositions occurring after February 16, 2016) of the purchase price. If amounts withheld on a sale, redemption, repurchase, or exchange of our common stock exceed the non-United States holder’s substantive tax liability resulting from such disposition, such excess may be refunded or credited against such non-United States holder’s federal income tax liability, provided that the required information is provided to the IRS on a timely basis. Amounts withheld on any such sale, exchange or other taxable disposition of our common stock may not satisfy a non-United States holder’s entire tax liability under FIRPTA, and such non-United States holder remains liable for the timely payment of any remaining tax liability.

The following discussion should replace, in its entirety, the discussion under the heading “United States Federal Income Tax Considerations—Foreign Accounts” in the Registration Statement.

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as defined in the Code) and certain other non-United States entities.  Specifically, a 30% withholding tax may be imposed on dividends and interest on, and gross proceeds from the sale or other disposition of, our capital stock or debt securities paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.  Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules.

The withholding provisions described above generally apply to payments of dividends or interest and will apply to payments of gross proceeds from a sale or other disposition of stock or debt securities on or after January 1, 2019.  Because we may not know the extent to which a distribution is a dividend for United States federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.  Prospective investors should consult their tax advisors regarding these withholding provisions.